Exhibit 31.3

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO EXCHANGE ACT RULE 13a-14(a) or 15d-14(a)

I, Susan E. Docherty, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A of ElectraMeccanica Vehicles Corp.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: March 19, 2024	/s/ Susan E. Docherty
Susan E. Docherty
Chief Executive Officer and Interim Chief Operating Officer
(Principal Executive Officer)